As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 333-117810

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor/Grantor with respect to the Issuing Entities/Trusts Described Herein)

(Exact name of Registrant as Specified in its Charter)

WORLD OMNI AUTO RECEIVABLES TRUSTS

(Issuing Entity/Issuer of the Securities)

Delaware	6189	52-2184798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200	Patrick C. Ossenbeck World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Jeffrey O’Connor Kirkland & Ellis LLP 200 E. Randolph Drive Chicago, IL 60601 (312) 861-2000	Reed Auerbach McKee Nelson LLP 5 Times Square, 35th Floor New York, New York 10036 (917) 777-4200

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 to the World Omni Auto Receivables LLC Registration Statement (File No. 333-117810) is to deregister the $1,407,325,000 of Auto Receivables Asset Backed Securities registered thereunder that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on August 8, 2006.

WORLD OMNI AUTO RECEIVABLES LLC Registrant and as grantor of the World Omni Auto Receivables Trusts

/s/ Patrick C. Ossenbeck
Patrick C. Ossenbeck
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statement has been signed below on August 8, 2006 by the following persons in the capacities indicated.

Signature	Title

Brent D. Burns* Brent D. Burns	President and Director (Principle executive officer)

Frank A. Armstrong* Frank A. Armstrong	Senior Vice President and Director

/s/ Patrick C. Ossenbeck Patrick C. Ossenbeck	Treasurer (Principal financial and accounting officer)

Colin W. Brown* Colin W. Brown	Director

Bernard J. Angelo* Bernard J. Angelo	Director

Andrew L. Stidd* Andrew L. Stidd	Director

*By:	/s/ Patrick C. Ossenbeck
Name: Patrick C. Ossenbeck Title: Attorney-in-fact